SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 20, 1998

MCB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)


 California                         033-76832                68-0300300
(State or other jurisdiction       (Commission File         (IRS Employer
 of incorporation)                  Number)                  Identification No.)

1248 Fifth Avenue, San Rafael, California 94901
(Address of principal executive offices)

(415) 459-2265
(Registrant's telephone number)


INFORMATION TO BE INCLUDED IN THE REPORT


Item 5. Other Events

The Board of Directors of MCB Financial Corporation (the "Company") authorized an additional Common Stock Repurchase Program (the "Program") at a Board of Directors meeting held on October 8, 1998. The Board of Directors authorized the Company to repurchase an additional $500,000 of the Company's common stock in addition to the $500,000 authorized pursuant to the existing repurchase program announced in 1994 (the "Existing Program").

During the past month, the Company repurchased 45,492 shares, or $395,000, of its common stock under the Existing Program. With these transactions, the Company has now repurchased a total of $500,000 of common stock under the Existing Program, the maximum amount authorized.

The new Program authorizes the Company to repurchase and retire up to $500,000 of its common stock in open market and private transactions from time to time depending on market conditions. As of October 19, 1998, the Company had 2,031,271 shares of common stock outstanding.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MCB FINANCIAL CORPORATION
(Registrant)


Date:  October 20, 1998               /s/ Patrick E. Phelan
                                      Patrick E. Phelan
                                      Chief Financial Officer
                                      (Principal Accounting Officer and officer
                                      authorized to sign on behalf of the
                                      registrant)